Exhibit 5.1

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460
LATHAM & WATKINS	www.lw.com

FIRM / AFFILIATE OFFICES
2 November 2021 ReNew Energy Global plc C/O Vistra (UK) Ltd 3rd Floor 11-12 St James’s Square London SW1Y 4LB England	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re:	ReNew Energy Global plc – Registration Statement on Form S-8 Exhibit 5.1

To the addressees set forth above:

We have acted as English legal advisers to ReNew Energy Global plc, a public limited company incorporated in England and Wales (the “Company”) in connection with in connection with the preparation and filing of the registration statement on Form S-8 to which this opinion letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

As set out in the Registration Statement, it is proposed that up to 65,030,157 Class A ordinary shares of the Company each having a nominal value of USD $0.0001 (the “Shares”) may become issuable under the ReNew Energy Global Plc 2021 Incentive Award Plan and the ReNew Energy Global Plc Non-Employee 2021 Incentive Award Plan (together, the “Award Plan”).

1.1	Purpose

In connection with the Registration Statement, we have been asked to provide an opinion on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review

For the purpose of issuing this letter, we have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	a search at Companies House in respect of the Company conducted on 2nd November 2021 at 1:48 p.m. (London time);

(b)	an enquiry at the Central Registry of Winding Up Petitions, London on 2nd November 2021 at 2:14 p.m. (London time) with respect to the Company

(paragraphs (a) and (b) together, the “Searches”);

(c)	a PDF copy of the certificate of incorporation of the Company dated 23 February 2021;

(d)	a PDF copy of the certificate of incorporation of the Company on re-registration as a public company dated 12 May 2021;

(e)	a PDF copy of the current articles of association of the Company adopted at a general meeting of the Company by special resolution on 20 August, effective as from 23 August 2021;

(f)	a PDF executed copy of the written resolution of the board of directors of the Company (the “Board”) dated 20 August 2021 (the “Written Resolution”);

(g)	a PDF copy of the minutes of the meeting of the shareholders of the Company held on 20 August 2021;

(h)	a copy of the Award Plan; and

(i)	a copy of the Registration Statement dated 2nd November 2021 and filed with the SEC on 2nd November 2021.

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and shall be construed in accordance with English law, and relate only to English law as applied by the English courts as at today’s date. In particular:

(a)

we have not investigated the laws of any country other than England and we assume that no foreign law, (including, for the avoidance of doubt, European Union law on and after 1 January 2021), affects any of the opinions stated below; and

(b)	we express no opinion in this letter on the laws of any jurisdiction other than England.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINIONS

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its Schedules, and subject further to the following:

(a)	the Registration Statement, as finally amended, having become effective under the Securities Act and continuing to be so effective;

(b)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the Shares, if and when issued and allotted, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms and conditions as referred to above and/or the Award Plan and as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof) and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINION

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the transactions contemplated by the Award Plan.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you solely for your benefit in connection with the Registration Statement and may be relied upon by you and persons entitled to rely upon it pursuant to the application provisions of the Securities Act. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This letter may not be relied upon by you for any other purpose, and, other than as set out above, may not be furnished to, or assigned to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Sincerely,

/s/ Latham & Watkins

LATHAM & WATKINS

SCHEDULE 1

ASSUMPTIONS

The opinion in this letter has been given on the basis of the following assumptions:

(a)

The genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than English law;

(d)

that the Articles of Association remain in full force and effect and no alteration has been made or will be made to the Articles of Association prior to the date of allotment and issue of any of the Shares (each such date, being an “Allotment Date”);

(e)

that all documents, forms and notices which should have been delivered to the UK Companies House in respect of the Company have been so delivered, that the results of the Searches are complete and accurate, that the position has not changed since the times at which the Searches were made and that the results of the Searches will remain complete and accurate as at each Allotment Date;

(f)

that the resolutions of the Board or an appropriate authorised committee of the Board to resolve to allot and issue the Shares and approve the Award Plan were duly passed as written resolutions, a quorum was present throughout and the requisite majority of directors voted in favour of approving the resolutions;

(g)

that for each of the Written Resolution and the Board resolutions all constitutional, statutory and other formalities were or will be, as applicable, duly observed, such resolutions were, or will be, as applicable, duly adopted, and have not been revoked or varied and remains in full force and effect and will remain so as at each Allotment Date;

(h)

that the resolutions of the shareholders of the Company to authorise the Board pursuant to section 551 of the Companies Act 2006 (“CA 2006”) to allot the Shares in the Company credited as fully paid up, free of the restrictions in section 561 of CA 2006 were duly passed at a general meeting of the shareholders of the Company, all constitutional, statutory and other formalities were observed and such resolutions will not have been revoked or varied and will remain in full force and effect;

(i)

that the Award Plan and all respective obligations thereunder have been or will be, as applicable, entered into, and the Shares will be allotted and issued, in good faith and on bona fide commercial terms and on arms’ length terms and for the purpose of carrying on the business of the Company and that there are reasonable grounds for believing that the Award Plan and the allotment and issue of the Shares will promote the success of the Company for the benefit of its members as a whole;

(j)

that immediately prior to each Allotment Date with respect to the Shares, the directors of the Company and/or a duly constituted committee thereof had or will have sufficient authority and powers conferred upon them to allot and issue the Shares and grant such rights (as applicable) under section 551 of the Companies Act and under section 570 of the Companies Act as if section 561 of the Companies Act did not apply to such allotment and issue or grant, and the directors of the Company and/or a duly constituted committee of the Board will not allot or issue (or purport to allot or issue) the Shares and will not grant rights (or purport to grant rights) to acquire such Shares in excess of such powers or in breach of any other limitation on their power to allot and issue such Shares or grant rights to acquire such Shares;

(k)	that the Award Plan remains in full force and effect and no alterations have been made or will be made to the Award Plan prior to an Allotment Date;

(l)

that at the time of each allotment and issue of any Shares, the Company will have received in full “cash consideration” (as such term is defined in section 583(3) of the Companies Act) equal to the subscription price payable for such Shares and will have entered the holder or holders thereof in the register of members of the Company showing that all such Shares will have been fully paid up as to their nominal value and any premium thereon as at each Allotment Date with respect to the Shares;

(m)

in relation to any allotment and issue of any Shares by the Company pursuant to the Award Plan, that the recipient will have become entitled to such Shares under the terms of the Award Plan and such Shares will, where applicable, be fully vested each in accordance with the terms of the Award Plan and such recipient has or will have complied with all other requirements of the Award Plan in connection with the allotment and issue of such Shares;

(n)

that all awards have been made under the terms of the Award Plan, that the terms of all awards have not materially deviated from the terms set out in the Award Plan and that any Shares will be allotted and issued in accordance with the terms set out in the Award Plan and in accordance with the Company’s articles of association;

(o)	that the Award Plan was validly adopted and no alteration has been made to the Award Plan following the date of adoption;

(p)

that in relation to the allotment and issuance of Shares pursuant to the Award Plan or otherwise to an employee benefit trust, that such Shares will be allotted and issued in accordance with the terms of the Award Plan, the Company’s articles of association and the requirements of all applicable laws;

(q)

that in issuing and allotting and granting rights to acquire Shares and administering the Award Plan, the Company is not and will not be carrying on a regulated activity for the purposes of section 19 of FSMA;

(r)	that no Shares will be allotted or issued, or are or will be committed to be allotted or issued, at a discount to their nominal value (whether in dollars or equivalent in any other currency);

(s)

that none of the Shares or rights to subscribe for Shares have been or will be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or will be made in relation to the Shares in breach of section 21 of the FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities; and

(t)

that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, administration, winding-up, dissolution, reorganisation or bankruptcy or similar procedures in other relevant jurisdictions, of, or for the commencement of a moratorium in respect of or the appointment of a liquidator, receiver, trustee, administrator, administrative receiver, monitor or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution, moratorium or administration order, application or filing; or appointment of a liquidator, receiver, administrator, administrative receiver, monitor or similar officer has been made with respect to the Company).

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

1.

the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition, filing or order has been presented or made, a monitor or receiver appointed, a company voluntary arrangement proposed or approved or a moratorium or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court;

2.

any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes, restructuring plans or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

3.	we express no opinion as to matters of fact; and

4.

we express no opinion on the compliance of the Award Plan, or the compliance of any award made under the Award Plan, with the rules or regulations of the NASDAQ Stock Market LLC or the rules or regulations of any other securities exchange that are applicable to the Company;

5.

we express no opinion in relation to the legality, enforceability or validity of the Award Plan or any award agreement entered into pursuant to the Award Plan. In particular, but without prejudice to the generality of the foregoing, we have assumed that the Shares to be allotted under the Award Plan or any such award agreement will be paid up in full (as to their nominal value and any premium) in cash (within the meaning of section 583(1) of the Companies Act) and we express no opinion as to whether any consideration other than “cash consideration” (as such term is defined in section 583(3) of the Companies Act) which might be paid, or purport to be paid, for these Shares would result in such Shares being validly issued, fully paid and not subject to any call for payment of further capital;

6.

if any award under the Award Plan does not constitute the award of a cash bonus, so as to create a liability for a liquidated sum, any Shares purported to be allotted and issued pursuant to any such award will not have been validly allotted and issued for cash in accordance with the requirements of the Companies Act and may not therefore be fully paid and not subject to any call for payment of further capital; and

7.

it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.